Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293

               Global Entertainment Corporation Receives Approval
           from Prescott Valley, Arizona Town Council for Development of Multi-Purpose Convention and Events Center

     PHOENIX,  ARIZONA, MAY 16, 2005 -- GLOBAL ENTERTAINMENT CORPORATION (OTCBB:
GECO) - an integrated sports entertainment company, announced today it received final approval for the development of a multi-purpose convention and events center in its home state of Arizona. The project previously announced for Prescott Valley was approved by the Prescott Valley Town Council at a meeting held on May 12, 2005. Global is partnering with the Fain Signature Group in the development of the new $31 million convention and events center that is planned as part of the already existing Town Center Development in Prescott Valley. Prescott Valley, approximately 110 miles north of metropolitan Phoenix, has experienced a growth surge in recent years and is a prime location for a 5,000-seat events center such as the one to be developed. International
Coliseums Company (ICC) is the development arm of Global for design and construction oversight of multi-purpose events centers and is fully engaged in the project.

     "It is satisfying to receive final approval on a project that has been on the drawing board for the past year. We appreciate the support and vote of confidence received from the Town Council and the citizens of Prescott Valley," said Rick Kozuback, president and chief executive officer of Global Entertainment Corporation. "We look forward to working with the Fain Signature Group and the Town of Prescott Valley as this development project unfolds.

     "The convention and events center will be home to a new CHL (Central Hockey League) franchise that will be the anchor tenant. During the hockey season the new team will play approximately 32 games. ICC anticipates the construction will begin in July with the opening in November 2006 in time for the beginning of a new hockey season. The Global family of subsidiary companies play a leading role in the overall success of our events centers. The facility will be marketed by GEMS, ticketed by GetTix.Net and managed by a Global company," Kozuback added. "This is the first of three projects in consideration for Arizona. We are in discussion with two additional communities that offer potential development opportunities for similar projects in their growing markets."

                                                                         more...

Global Entertainment Corporation Receives Approval from Prescott Valley, Arizona Town Council for Development of Multi-Purpose Convention and Events Center
May 16, 2005
Page 2


Visit our web sites:
    www.centralhockeyleague.com                  www.globalentertainment2000.com
    www.GetTix.Net                               www.Cragar.com
                               www.compassmgmt.com


Global Entertainment Corporation is an integrated entertainment and sports company, arena development, and licensing company with six subsidiaries. The WPHL, INC., through a joint operating agreement with the Central Hockey League
(CHL), is the operator and franchisor of professional minor league hockey teams in seven states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GetTix.Net) is an in-house ticketing company for sports and entertainment venues. GECOMPASS, LLC is a facilities management company. CRAGAR INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU=SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission.

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